UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 24, 2013
CONSOLIDATED-TOMOKA LAND CO.
(Exact name of registrant as specified in its charter)

Florida	001-11350	59-0483700
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1530 Cornerstone Boulevard, Suite 100
Daytona Beach, Florida 32117
(386) 274-2202
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 230.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Securities Act (17 CFR 230.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 24, 2013, Consolidated-Tomoka Land Co. (the “Company”) entered into an amendment of its eight-year oil exploration lease (the "Amendment") with Kerogen Florida Energy Company LP.

Under the Amendment, the net mineral acres under lease was reduced from approximately 136,000 net mineral acres to approximately 82,000 net mineral acres in Hendry County. The approximately 54,000 net mineral acres removed from the lease were located in Lee County, Florida. In addition, in connection with the Amendment, the Company received a payment of $4.293 million, representing the rental payment for the third year of the lease and payments related to the drilling requirements contained in the lease. Of the total payment received by the Company, $1.0 million relating to the drilling requirement will be recognized into income immediately with the remaining $3.293 million related to the rent payment for the third year of the lease being recognized into income ratably over 12 months beginning in September 2013.

Item 8.01.  Other Events.

The Company issued a press release announcing the Amendment described above.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

 99.1 Press Release - Amendment to Oil Exploration Lease

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED-TOMOKA LAND CO.

                                                                                                        By: /s/ Mark E. Patten
Date: September 27, 2013	Mark E. Patten
Senior Vice President and Chief Financial Officer